Exhibit 99.2

2013 . . . Compelling!

December 16, 2013 ‒

National Beverage Corp. (NASDAQ: FIZZ) today released a letter to shareholders written by Nick A. Caporella, Chairman and Chief Executive Officer. Excerpts of the letter follow:

2013 . . . was an Excellent year for our company and its shareholders.

As of the writing of this letter, the price of FIZZ exceeded $20 per share – or more than a 40% increase for calendar year 2013.

So good, healthy, efficacy-certified beverages are – IN and this is the future of all soft drinks.

Maybe our Power+ brands are stalwart warriors in the new performance dynamics of the 21st century.

We are committed to maximizing shareholder value and to that end – aggressively endeavor to deliver our promise.

The season for reflection is upon us – counting our blessings, giving of ourselves to the less fortunate and honoring the Spirit/Savior whose gifts translate to . . . “Our Bounty and Yours’.

 The letter is being mailed to all shareholders and can be found in its entirety on the Company’s website at http://ir.nationalbeverage.com/annuals.cfm.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

This press release and the referenced letter to shareholders include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.